Exhibit 23



        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration
Statements (Forms S-3 No. 33-53671 and No. 333-02765 and Forms S-8
No. 2-92629, No. 2-97422, No. 33-21810, No. 33-36141, No. 33-49824,
No. 33-51890, No. 333-21877, No. 333-49483, No. 333-70799,
No. 333-74791 and No. 333-82589) and in the related Prospectuses, of our report dated March 6, 2000, with respect to the consolidated financial statements of ALZA Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999. Our audits also included the consolidated financial statement schedule of ALZA Corporation listed in Item 14(a). This schedule is the responsibility of ALZA's management. Our responsibility is to express an opinion based on our audits. In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                               /s/Ernst & Young LLP


Palo Alto, California
March 28, 2000